EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A (Amendment no. 3) of our report dated March 29, 2017, relating to the financial statements of Eason Education Kingdom Holdings, Inc. for the years ended December 31, 2016 and 2015.

We also consent to the reference to us under the caption "Experts" in such Registration Statement.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited (F/K/A DCAW (CPA) LIMITED) Certified Public Accountants (Practising)

Hong Kong, SAR

April 18, 2017